Exhibit 99.1


[CAPITAL TRUST LOGO]


Contact:       Rubenstein Associates

Robert Solomon: (212) 843-8050


                   Capital Trust Reports Year End 2004 Results
                   -------------------------------------------


NEW YORK, NY - March 10, 2005 - Capital Trust, Inc. (NYSE: CT) today reported fourth quarter 2004 net income of 63 cents per share (diluted), compared to 50 cents per share for the third quarter of 2004 and 54 cents per share for the fourth quarter of 2003. For the year ended December 31, 2004, net income totaled $2.14 per share (diluted) compared to $2.23 for the same period in the prior year.

"We are very pleased with our results and accomplishments in 2004," said John Klopp, Capital Trust's CEO. "Despite increased competition and new entrants into our market, we were able to exceed our earnings target and increase our dividend, substantially increase our total assets and shareholders' equity, while reducing our cost of funds and overall risk profile."

Highlights from 2004 included:

     o Purchased $251 million portfolio of mezzanine assets from GMAC and issued investment grade CDO financing to match fund the portfolio;

     o Sold 2.0 million shares in a direct public offering and 1.9 million primary shares in an underwritten public offering;

     o Effected conversion of $90 million of junior subordinated debentures into common equity;

     o   Received  Special  Servicing  ratings/approvals  from  Fitch,  S&P  and
         Moody's;

     o   Increased assets by over 100%;

     o   Increased shareholders' equity by over 225%; and

     o   Increased the dividend by 11% to $0.50 per share in the fourth quarter.

Capital Trust
Page 2


The Company will conduct a management conference call at 10:00 A.M. Eastern Time on March 11, 2005 to discuss fourth quarter and annual 2004 results. Interested parties can access the call toll free by dialing (877) 707-9628. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on March 11 through midnight on March 25. The replay call number is (888) 274-8337.

Selected financial highlights are outlined below:

Balance Sheet
-------------

Total assets were $877.8 million at December 31, 2004, an increase of $90.8 million (11.5%) from $787.0 million at September 30, 2004 and an increase of $477.9 million (119.5%) from $399.9 million at December 31, 2003. New loan and CMBS originations and increased valuations on existing CMBS accounted for the increase in assets. During the year, the Company made seventy-three new loan and CMBS investments aggregating $549.3 million, received amortization payments on thirty-four mortgage and mezzanine loans totaling $18.2 million, and received sixteen satisfactions totaling $98.2 million. During the fourth quarter, the Company made 14 new investments totaling $122.5 million.

Shareholders' equity totaled $316.5 million at December 31, 2004, an increase of $220.5 million (229.7%) from $96.0 million at December 31, 2003. The primary drivers of the increase were the direct public offering of common stock to affiliates of W. R. Berkley Corporation in May, June and September (which provided the Company with $46.5 million of new capital in total), the underwritten public offering of common stock in July (which provided the Company with $41.6 million of additional capital) and the conversion into common stock of $89.7 million of convertible junior subordinated debentures in July and September. Additional increases to shareholders' equity resulted from a $35.0 million increase in the valuation of our available-for-sale CMBS due to a general tightening of spreads on subordinate CMBS and improvements in the credit characteristics of certain of the bonds.

Based on GAAP shareholders' equity, book value per share increased to $20.79 at December 31, 2004, an increase of 44.2% from $14.42 at December 31, 2003. Included in these calculations are 173,549 and 123,130 shares representing in-the-money options and warrants at December 31, 2004 and December 31, 2003, respectively, in addition to the shares outstanding.

Proceeds from the sale of the Company's common stock were utilized to finance balance sheet investment activity, which along with the conversion of the convertible junior subordinated debentures to common stock, resulted in a decrease to the Company's debt-to-equity ratio from 3.0-to-1 at December 31, 2003 to 1.7-to-1 at December 31, 2004. As the Company continues its investment activity, fully utilizing the common equity raised in 2004 to make leveraged investments, it expects the debt-to-equity ratio to increase.

Capital Trust
Page 3


Investment Management
---------------------

The Company currently acts as investment manager for two private equity funds, CT Mezzanine Partners III, Inc. ("Fund III") and CT Mezzanine Partners II LP ("Fund II").

Fund III commenced its investment period in June of 2003 and through December 31, 2004 the Company had originated $800 million of new loans on behalf of Fund III, including $588 million of originations in 2004. Over its term, the Company will earn co-investment income, base management fees and, potentially, incentive management fees from Fund III. The Company will earn base management fees of $6.0 million per annum during Fund III's investment period, which expires in June 2005, after which base management fees will be calculated on the basis of invested capital instead of committed capital. At December 31, 2004, Fund III had $602.4 million of outstanding loans and investments and the Company had contributed $11.3 million (56.3%) of its total $20 million capital commitment.

Fund II ended its investment period in April 2003 and the Company will continue to manage the Fund II portfolio assets until they are repaid or otherwise liquidated in the ordinary course of business. At December 31, 2004, Fund II had $131.9 million of outstanding loans and investments. The Company earns co-investment income, base management fees (calculated on the basis of invested capital) and, potentially, incentive management fees from Fund II. From December 31, 2003 to December 31, 2004, Fund II made capital distributions to the Company totaling $8.8 million, reducing the Company's co-investment in Fund II to $5.5 million as of December 31, 2004. The Company earned $318,000 of base management fees from Fund II during the fourth quarter and $1.8 million for the 2004 year. To date, no incentive management fees have been recognized but as of December 31, 2003, 100% of the partners' capital has been returned and the preferred return has been achieved. As a result, the next distribution to the partners will result in the Company receiving incentive management fees.

Operating Results
-----------------

For the quarter ended December 31, 2004, the Company reported total revenues of $18.6 million and net income of $9.5 million, representing basic and diluted earnings per share of 63 cents. The calculation of basic earnings per share is based on 15.1 million weighted average shares outstanding, while diluted earnings per share is based on 15.2 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options. For the same period in 2003, the Company reported total revenues of $11.6 million and net income of $3.6 million (54 cents per share based on 6.6 million weighted average diluted shares outstanding).

For the year ended December 31, 2004, the Company reported total revenues of $57.2 million and net income of $21.9 million or $2.14 per share (based on 10.3 million weighted average diluted shares outstanding) compared to total revenues of $48.1 million and net income of $13.5 million or $2.23 per share (based on 10.3 million weighted average diluted shares outstanding) in the same period of 2003.


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Capital Trust
Page 4


Interest income for the quarter and year ended December 31, 2004 increased from the same periods in the prior year as a result of higher levels of interest earning assets. Average interest earning assets were approximately $359.5 million for the three months and year ended December 31, 2003, compared to approximately $775.1 million and $552.9 million for the three months and year ended December 31, 2004, respectively. Offsetting this increase in average assets was a reduction in the average interest rate earned on assets from 9.9% for the three months and year ended December 31, 2003 (after adjustment for additional income recognized on the early repayment of loans), to 7.9% and 8.4% for the three months and year ended December 31, 2004, respectively. These decreases were due to the repayment of two fixed rates loans (which earned interest at rates in excess of the portfolio average), a change in the mix of the investment portfolio to include lower risk B Notes in 2004 (which generally carry lower credit spreads than mezzanine loans and can be financed more efficiently) and a general decrease in spreads available on newly originated investments.

Interest and related expenses on secured debt increased by $2.4 million for the three months ended December 31, 2004 when compared to the same period in 2003 due to a higher level of average outstanding interest-bearing liabilities ($490.5 million for the three months ended December 31, 2004 vs. $157.1 million for the three months ended December 31, 2003) offset by a decrease in the average rate paid on those liabilities from 6.3% to 3.9%. Interest and related expenses on secured debt increased by $3.9 million for the year ended December
31, 2004 when compared to the same period in 2003 due to a higher level of average outstanding interest-bearing liabilities ($333.5 million for the year ended December 31, 2004 versus $193.8 million for the year ended December 31,
2003) offset by a decrease in the average rate paid on those liabilities from 5.1% to 4.1%. The decrease in the average rate is substantially due to the use of collateralized debt obligations to finance a large portion of the portfolio at lower rates than the Company's existing credit facilities.

During the years ended December 31, 2004 and 2003, the Company recognized $6.4 million and $9.7 million, respectively, of expenses related to the convertible junior subordinated debentures. The decrease results from the conversion of one half of the principal amount due on debentures into common stock on July 28, 2004 and the conversion of the remainder on September 29, 2004.

Total general and administrative expenses in the fourth quarter of 2004 were $5.1 million compared to $2.8 million in 2003. This increase is the result of increased compensation expenses in the 2004 period, primarily from the timing of bonus accruals between quarters (which are allocated to quarters based upon net income before bonuses) and increased costs of professional accounting service fees relating to internal control documentation and testing.

 GAAP net income and earnings per share in both 2003 and 2004 were impacted by several items which the Company does not believe are recurring in nature. In the fourth quarter of 2004, these include the reversal of the reserve for possible credit losses of $6.7 million, the other than temporary impairment charge of $5.9 million taken on two CMBS investments, the reversal of the reserve for possible credit losses at Fund II resulting from significant repayments received (as the fund is in its liquidation stage) that


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Capital Trust
Page 5


contributed $774,000 of income to the Company's income from equity investments in Funds and the payment of $500,000 of professional accounting service fees relating to internal control documentation and testing (of which the Company believes that $300,000 should not be recurring). In 2003, $2.8 million of additional income recognized upon the early repayment of several large loans was deemed to be non-recurring.

After these adjustments, diluted earnings per share as adjusted for non-recurring items is $2.02 for the year ended December 31, 2004 versus $1.78 for the prior year and 54 cents for both the fourth quarter of 2004 and the fourth quarter of 2003.

Dividends
---------

On December 2, 2004, the Company's Board of Directors declared a fourth quarter 2004 cash dividend of 50 cents per share of class A common stock, an increase of five cents per share from the 45 cents declared in the previous quarter. The cash dividend was paid on January 15, 2005 to stockholders of record on December 31, 2004.

Forward-Looking Statements
--------------------------

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Capital Trust, Inc. is a finance and investment management company focused on the commercial real estate industry and headquartered in New York. To date, Capital Trust, for its own account or for funds under management, has originated $4.7 billion of commercial real estate mezzanine investments.


Tables to follow

                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                           December 31, 2004 and 2003
                                 (in thousands)



                                                                                                 2004                2003
                                                                                         ------------------   ------------------
                                                                                              (audited)            (audited)
                                 Assets

  Cash and cash equivalents                                                                 $      24,583        $       8,738
  Restricted cash                                                                                     611                 --
  Available-for-sale securities, at fair value                                                       --                 20,052
  Commercial mortgage-backed securities available-for-sale, at fair value                         247,765              158,136
  Loans receivable, net of $6,672 reserve for possible credit losses at December 31, 2003         556,164              177,049
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"), CT Mezzanine
    Partners II LP ("Fund II"), CT MP II LLC ("Fund II GP") and CT Mezzanine
    Partners III, Inc. ("Fund III") (together "Funds")                                             21,376               21,988
  Deposits and other receivables                                                                   10,282                  345
  Accrued interest receivable                                                                       4,029                3,834
  Interest rate hedge assets                                                                          194                  168
  Deferred income taxes                                                                             5,623                3,369
  Prepaid and other assets                                                                          7,139                6,247
                                                                                         ------------------   ------------------
Total assets                                                                                $     877,766        $     399,926
                                                                                         ==================   ==================



               Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                     $      17,388        $      11,041
  Credit facilities                                                                                65,176               38,868
  Term redeemable securities contract                                                                --                 11,651
  Repurchase obligations                                                                          225,091              146,894
  Collateralized debt obligations                                                                 252,778                 --
  Step up convertible junior subordinated debentures                                                 --                 92,248
  Deferred origination fees and other revenue                                                         836                3,207
                                                                                         ------------------   ------------------
Total liabilities                                                                                 561,269              303,909
                                                                                         ------------------   ------------------




Shareholders' equity:
  Class A common stock, $0.01 par value,  100,000 shares authorized,  14,769 and 6,502 shares issued and outstanding at December 31, 2004 and  2003, respectively ("class
    A common stock")                                                                                  148                   65
  Restricted class A common stock, $0.01 par value, 283 and 34 shares issued and outstanding at December 31, 2004 and 2003, respectively  ("restricted class A
    common stock" and together with class A common stock, "common stock")                               3                 --
  Additional paid-in capital                                                                      321,937              141,402
  Unearned compensation                                                                              --                   (247)
  Accumulated other comprehensive gain/(loss)                                                       3,815              (33,880)
  Accumulated deficit                                                                              (9,406)             (11,323)
                                                                                         ------------------   ------------------
Total shareholders' equity                                                                        316,497               96,017
                                                                                         ------------------   ------------------

Total liabilities and shareholders' equity                                                  $     877,766        $     399,926
                                                                                         ==================   ==================

                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
            Three and Twelve Months Ended December 31, 2004 and 2003
                      (in thousands, except per share data)


                                                                     Three Months Ended                Twelve months Ended
                                                                        December 31,                       December 31,
                                                            ----------------------------------  ---------------------------------
                                                                  2004             2003              2004             2003
                                                            ----------------- ----------------  ---------------- ----------------
                                                                (unaudited)      (unaudited)       (audited)         (audited)
Income from loans and other investments:
  Interest and related income                                   $  15,392        $   8,931         $  46,561        $  38,524
  Less: Interest and related expenses on secured debt              (4,876)          (2,476)          (13,724)          (9,845)
  Less: Interest and related expenses on step up
    convertible junior subordinated debentures                       --             (2,432)           (6,417)          (9,730)
                                                            ----------------- ----------------  ---------------- ----------------
    Income from loans and other investments, net                   10,516            4,023            26,420           18,949
                                                            ----------------- ----------------  ---------------- ----------------

Other revenues:
  Management and advisory fees from Funds                           1,828            2,227             7,853            8,020
  Income/(loss) from equity investments in Funds                    1,281              441             2,407            1,526
  Gain on sales of investments                                       --               --                 300             --
  Special servicing fees                                               10             --                  10             --
  Other interest income                                                43                7                78               53
                                                            ----------------- ----------------  ---------------- ----------------
    Total other revenues                                            3,162            2,675            10,648            9,599
                                                            ----------------- ----------------  ---------------- ----------------

 Other expenses:
  General and administrative                                        5,102            2,823            15,229           13,320
  Other interest expense                                             --               --                --               --
  Depreciation and amortization                                       278              276             1,100            1,057
  Unrealized loss on available-for-sale securities for
    other-than-temporary impairment                                 5,886             --               5,886             --
  Provision for/(recapture of) allowance for possible
    credit losses                                                  (6,672)            --              (6,672)            --
                                                            ----------------- ----------------  ---------------- ----------------
    Total other expenses                                            4,594            3,099            15,543           14,377
                                                            ----------------- ----------------  ---------------- ----------------

Income before income taxes                                          9,084            3,599            21,525           14,171
    Provision for income taxes                                       (451)              (9)             (451)             646
                                                            ----------------- ----------------  ---------------- ----------------

Net income                                                      $   9,535        $   3,608         $  21,976        $  13,525
                                                            ================= ================  ================ ================

Per share information:
  Net earnings per share of common stock:
    Basic                                                       $    0.63        $    0.55         $    2.17        $    2.27
                                                            ================= ================  ================ ================
    Diluted                                                     $    0.63        $    0.54         $    2.14        $    2.23
                                                            ================= ================  ================ ================
  Weighted average shares of common stock outstanding:
    Basic                                                      15,050,782        6,525,565        10,141,380        5,946,718
                                                            ================= ================  ================ ================
    Diluted                                                    15,223,516        6,638,337        10,276,886       10,287,721
                                                            ================= ================  ================ ================

  Dividends declared per share of common stock                  $    0.50        $    0.45         $    1.85        $    1.80
                                                            ================= ================  ================ ================

                      Capital Trust, Inc. and Subsidiaries
      Reconciliation of Net Income as Adjusted for Non-recurring Items and
                       Diluted Earnings Per Share Thereon
            Three and Twelve Months Ended December 31, 2004 and 2003
                      (in thousands, except per share data)
                                   (unaudited)




                                                                     Three Months Ended                Twelve months Ended
                                                                        December 31,                       December 31,
                                                            ----------------------------------  ---------------------------------
                                                                  2004             2003              2004             2003
                                                            ----------------- ----------------  ---------------- ----------------
Net income as reported                                              9,535            3,608            21,976           13,525
  Recapture of allowance for possible credit losses                (6,672)            --              (6,672)            --
  Unrealized loss on available-for-sale securities for
    other-than-temporary impairment                                 5,886             --               5,886             --
  Recapture of Fund II allowance for possible credit
    losses                                                           (774)            --                (774)            --
  Internal control documentation                                      300             --                 300             --
  Prepayment penalties collected                                     --               --                --             (2,804)
                                                            ----------------- ----------------  ---------------- ----------------

Net income as adjusted for non-recurring items                  $   8,275        $   3,608         $  20,716        $  10,721
                                                            ================= ================  ================ ================

Per share information as adjusted for non-recurring items:
    Diluted earnings per share of common stock                  $    0.54        $    0.54         $    2.02        $    1.78
                                                            ================= ================  ================ ================
    Diluted weighted average shares of common stock
      outstanding                                              15,223,516        6,638,337        10,276,886        6,014,299
                                                            ================= ================  ================ ================



         The table above contains non-GAAP information presenting net income adjusted for the non-recurring items described in the "Operating Results" section of this release. The Company believes that the non-GAAP information provides useful information to management and investors regarding trends relating to the Company's results of operations, and, that when viewed in conjunction with GAAP information, it provides a more meaningful understanding of our business. Such information is not intended to be considered in isolation or as a substitute for GAAP financial information.